GENERAL RELEASE

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT Leon Henry (the “Releasor”) for good and valuable consideration, receipt whereof is hereby acknowledged, releases and discharges Oculus, Inc., a Nevada corporation and its officers, directors, shareholders, attorneys, consultants, agents, employees, successors and assigns of such persons and entities (collectively, the “Releasee”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, or equity, which against the Releasee that the Releasor and his successors and assigns ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Release, including without limitation all claims arising out of or relating to any and all amounts owed by Releasee to Releasor as of the date hereof.

This Release may not be changed orally.

IN WITNESS WHEREOF, the Releasor has executed this Release the 21st day of April 2017.

Leon Henry

By: Leon Henry